Exhibit 99.1

Risks Related to the Triumph Group Product Support Business Acquisition

We expect to incur material expenses and indebtedness related to the Triumph Group Product Support Business Acquisition.

As of November 30, 2023, after giving effect to (i) the acquisition (the “Triumph Group Product Support Business Acquisition”) of Triumph Group, Inc.’s Product Support Business (the “Triumph Group Product Support Business”), (ii) the anticipated amendment of our Credit Agreement (the “Amended Credit Agreement”), (iii) the contemplated permanent debt financing, (iv) the expected borrowings under the amended unsecured revolving credit facility under the Amended Credit Agreement (the “Amended Revolving Credit Facility”), and (v) the application of the net proceeds from the contemplated permanent debt financing and such borrowings under the Amended Revolving Credit Facility to fund the consideration for the Triumph Group Product Support Business Acquisition (collectively, the “Transactions”), we would have had:

•	$527.8 million drawn under the Amended Revolving Credit Facility and $256.2 million of availability under the Amended Revolving Credit Facility (which includes $11.0 million of outstanding letters of credit issued under our unsecured revolving credit facility as of that date); and

•	$500.0 million from the contemplated permanent debt financing.

We may also increase the base borrowing capacity under the Amended Revolving Credit Facility above $795.0 million, depending on additional lending commitments we may receive between February 14, 2024 and the closing date of the contemplated permanent debt financing, and include an incremental facility that, subject to customary conditions, could provide for additional borrowing capacity under the Amended Revolving Credit Facility of up to $300.0 million. We expect to incur material expenses and indebtedness in connection with completing the Triumph Group Product Support Business Acquisition and integrating the business and operations of the Triumph Group Product Support Business. While we have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond our control that could affect the total amount or the timing of integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time.

In addition, we intend to finance the consideration for the Triumph Group Product Support Business Acquisition through a combination of debt financings, including, without limitation, the proceeds from the contemplated permanent debt financing and additional borrowings under our Amended Revolving Credit Facility, which will increase our debt service obligations and the risk of downgrade of our credit ratings by credit rating agencies, which could make it more difficult for us to secure additional debt financing in the future.

We may not realize the anticipated benefits from the pending Triumph Group Product Support Business Acquisition.

The Triumph Group Product Support Business Acquisition involves integrating the Triumph Group Product Support Business with our company, both of which currently operate independent of each other. While we and the Triumph Group Product Support Business will continue to operate independently until the completion of the Triumph Group Product Support Business Acquisition, the success of the Triumph Group Product Support Business Acquisition will depend, in part, on our ability to realize the anticipated benefits from successfully combining our business and the Triumph Group Product Support Business after closing. We plan on devoting substantial management attention and resources to integrating our and Triumph Group Product Support Business’s business practices so that we can fully realize the anticipated benefits of the Triumph Group Product Support Business Acquisition. Nonetheless, the business and assets acquired may not be successful or continue to grow at the same rate as when operated independently or may require greater resources and investments than originally anticipated. The Triumph Group Product Support Business Acquisition could also result in the assumption of unknown or contingent liabilities, and, because the Triumph Group Product Support Business operates in the same sector that we do, the Triumph Group Product Support Business Acquisition could also exacerbate a number of risks that currently apply to us by increasing our exposure to sector-specific trends.

Potential difficulties we may encounter following closing include the following:

•	the inability to successfully combine our business and the Triumph Group Product Support Business in a manner that permits us to realize the anticipated benefits of the Triumph Group Product Support Business Acquisition in the time frame currently anticipated, or at all;

•	the failure to integrate internal systems, programs and controls, or decisions by our management to apply different accounting policies, assumptions or judgments to the Triumph Group Product Support Business’s operational results than the Triumph Group Product Support Business applied in the past;

•	loss of sales and other commercial relationships;

•	the complexities associated with managing our company with the integration of the Triumph Group Product Support Business;

•	the additional complexities of combining the Triumph Group Product Support Business with our company and its culture, strategies and customer base;

•	the failure to retain key employees of either of the two companies that may be difficult to replace;

•	the disruption of each company’s ongoing businesses or inconsistencies in services, standards, controls, procedures and policies;

•	potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the Triumph Group Product Support Business Acquisition; and

•	performance shortfalls at one or both of the two companies as a result of the diversion of management’s attention caused by completing the Triumph Group Product Support Business Acquisition and integrating our and the Triumph Group Product Support Business’s operations.

Based on our preliminary purchase accounting estimates, a significant portion of the purchase price for the Triumph Group Product Support Business Acquisition would be allocated to goodwill and intangible assets ($350.9 million and $209.7 million, respectively, assumed in our pro forma balance sheet as of November 30, 2023). We must test goodwill for possible impairment on at least an annual basis and must evaluate amortizable intangible assets for impairment if there are indicators of a possible impairment. If the Triumph Group Product Support Business Acquisition does not yield expected returns, we may be required to record impairment losses, which could materially adversely affect our reported results.

Any of these risks could adversely affect our ability to maintain relationships with customers, vendors, employees and other commercial relationships or adversely affect our or the Triumph Group Product Support Business’s future operational results. As a result, the anticipated benefits of the Triumph Group Product Support Business Acquisition may not be realized at all or may take longer to realize or cost more than expected, which could adversely affect our business, financial condition, results of operations and growth prospects. In addition, changes in laws and regulations could adversely impact our business, financial condition, results of operations and growth prospects after the Triumph Group Product Support Business Acquisition.

The pending Triumph Group Product Support Business Acquisition may not be completed on the terms or timeline that the parties anticipate or at all.

The possible timing and likelihood of the completion of the Triumph Group Product Support Business Acquisition are uncertain. Neither we nor the Sellers can provide assurance that the conditions to completing the Triumph Group Product Support Business Acquisition will be satisfied or waived (including any conditions imposed on us by antitrust or other regulatory entities), and, accordingly, that the Triumph Group Product Support Business Acquisition will be completed on the terms or timeline that the parties anticipate, or at all. If any condition to the Triumph Group Product Support Business Acquisition is not satisfied, it could delay or prevent the Triumph Group Product Support Business Acquisition from occurring, which could negatively impact our business, financial condition, results of operations and growth prospects.

The pendency of the Triumph Group Product Support Business Acquisition could adversely affect our or the Triumph Group Product Support Business’s businesses and operations.

In connection with the pending Triumph Group Product Support Business Acquisition, some customers, vendors or other parties with commercial relationships with each of us and the Triumph Group Product Support Business may delay or defer decisions, which could adversely affect the revenues, earnings, cash flows and expenses of us and the Triumph Group Product Support Business, regardless of whether the Triumph Group Product Support Business Acquisition is completed. In addition, due to operating covenants in the Purchase Agreement, the Triumph Group Product Support Business may be unable (without our prior written consent), during the pendency of the Triumph Group Product Support Business Acquisition, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions outside the ordinary course, even if such actions would prove beneficial. The failure of successfully completing the Triumph Group Product Support Business Acquisition may adversely impact our business, financial condition, results of operations and growth prospects.

The obligations and liabilities of the Triumph Group Product Support Business, some of which may be unanticipated or unknown, may be greater than we have anticipated which may diminish the anticipated value of our company.

The obligations and liabilities of the Triumph Group Product Support Business, some of which may not have been disclosed to us or may not be reflected or reserved for in the Triumph Group Product Support Business’ historical financial statements, may be greater than we have anticipated. The obligations and liabilities of the Triumph Group Product Support Business could have a material adverse effect on our business or the anticipated value of the combined business, financial condition or results of operations.

The unaudited pro forma financial information included as an exhibit to our Current Report on Form 8-K filed on February 14, 2024 may not accurately reflect our financial position or results of operations following the completion of the Transactions.

The unaudited pro forma financial information included as an exhibit to our Current Report on Form 8-K filed on February 14, 2024 is presented for illustrative purposes only, includes various estimates that are subject to material change and may not be an indication of what our financial position or results of operations would have been if the Transactions are not completed on the dates indicated. The unaudited pro forma financial information has been derived from our audited and unaudited historical financial statements, along with those of the Triumph Group Product Support Business, and certain adjustments and assumptions have been made regarding the combined businesses after giving effect to the Transactions. The assets and liabilities of the Triumph Group Product Support Business have been measured at fair value based on various preliminary estimates using assumptions that management believes are reasonable utilizing information currently available. The process for estimating the fair value of acquired assets and assumed liabilities requires the use of judgment in determining the appropriate assumptions and estimates. These estimates and assumptions may be revised as additional information becomes available and as additional analyses are performed. Differences between preliminary estimates in the pro forma financial information and the final accounting for the Transactions will occur and could have a material impact on the pro forma financial information and the combined business’s financial position and future results of operations. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect our financial condition or results of operations following the Transactions.